AMENDMENT NUMBER FOUR
                                      COUNTRYWIDE CREDIT INDUSTRIES, INC.
                                            1987 STOCK OPTION PLAN
                                  (AMENDED AND RESTATED AS OF JULY 12, 1989)



         WHEREAS, Countrywide Credit Industries, Inc. (the "Company") desires to amend its 1987 Stock Option Plan, amended and restated as of July 12, 1989, and as further amended (the "Plan"), to allow for the transfer of options to immediate family members and related entities;
NOW,  THEREFORE,  the Plan shall be amended as follows effective March 23, 1998.
1. Section 8(a) shall be amended in its entirety to read as follows: "(a) If an option holder's employment or service as a director terminates for any reason other than death, permanent disability, retirement or Cause (as hereinafter defined), the option holder may at any time within three (3) months after his or her termination as an employee or director of the Company, exercise an option to the extent, and only to the extent, that the option or portion thereof was exercisable on the date of termination."

 2.       Section 8(c) shall be amended in its entirety to read as follows:
                   "(c) If an option holder dies while a director or an employee of the Company or any Subsidiary or within three (3) months after termination as described in clause (a) of this Section 8 or within one (1) year after termination as a result of Disability as described in clause (b) of this Section 8, the Option may be exercised at any time within one (1) year after the Optionee's death by the person or persons to whom the Optionee's rights pass by transfer or designation, as the case may be, pursuant to Section 9 or 21, or, absent such a transfer or designation, as the case may be, by the person or persons to whom such rights under the Option shall pass by will or by the laws of descent and distribution; provided, however, that an Option may be exercised to the extent, and only to the extent, that the Option or portion thereof was exercisable on the date of death or earlier termination.
          3.       New Section 8(d) shall be added to read as follows:
                  "(d) If an option holder's employment terminates as a result of Retirement, the option holder may at any time within one (1) year after termination of service for Retirement, exercise such option to the extent, and only to the extent, the option or portion thereof was exercisable at the date of such termination. For purpose of this Section 8(d) "Retirement" shall mean the attainment of "Early Retirement Age" or "Normal Retirement Age" as these terms are defined in the Countrywide Credit Industries, Inc. Defined Benefit Pension Plan.

         4. Section 9 shall be amended in its entirety to read as follows:
9. "Options not Transferable. Options granted under the Plan shall, by their terms, ------------------------ be nontransferable except pursuant to a beneficiary designation made under Section 21 hereof or by will or by the laws of descent and distribution and, during the lifetime of the person to whom an Option is granted, only the grantee or the duly appointed guardian or personal representative of the grantee may exercise it. Notwithstanding the foregoing, in the case of Options not intended to constitute Incentive Stock Options under Internal Revenue Code Section 422, the Committee may, in its discretion, authorize all or a portion of the Options granted to an Optionee to be on terms which permit transfer by such Optionee to (i) the spouse, children (including step-children) or grandchildren of the Optionee (each such individual and the Optionee shall be referred to as an "Eligible Group Member"), (ii) a trust or trusts for the exclusive benefit of one or more Eligible Group Members or for the benefit of one or more Eligible Group Members and one or more organizations exempt from income tax and described in Code Section 501(c)(3), (iii) a partnership or similar vehicle in which such Eligible Group Members are the only partners or participants, or (iv) an organization exempt from income tax and described in Code Section 501(c)(3) in which an Eligible Group Member is involved in either participation and/or management; provided that (x) there may be no consideration for any such transfer, (y) the instrument of transfer must be approved by the Company's Administrative Committee of Employee Benefits, and
(z) transferred Options shall not again be transferable other than by will or by the laws of descent and distribution. Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The events of termination in Section 8 hereof shall continue to be applied with respect to the original Optionee, following which the Options shall be exercisable by the transferee or beneficiary only to the extent, and for the periods, specified by such Section 8." 5. The first sentence of Section 10 shall be amended by inserting ", beneficiary, transferee," after "legatee" in the second line thereof. 6. A new section 21 shall be added to read as follows:
"21. Designation of Beneficiaries. The person granted an Option hereunder may file ---------------------------- with the Company a written designation of a beneficiary or beneficiaries under this Plan on a form and in such manner as the Committee prescribes and may from time to time revoke or change any such designation of beneficiary. Any designation of beneficiary under the Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however, that if the Committee is in doubt as to the entitlement of any such beneficiary to any Option, the Committee may determine to recognize only the legal representative of the Option grantee in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone."

         IN WITNESS WHEREOF, the Company has caused this amendment number three to be executed by its duly authorized officer this 23rd day of March, 1998.

                                             Countrywide Credit Industries, Inc.

                                                    By:_/s/_____________________
                                                              Sandor E. Samuels
                                                               Managing Director

Attest:


__/s/__________________________
Susan Bow
Assistant Secretary